Exhibit 10.3

CONFIDENTIAL TREATMENT MATERIAL

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OFF TAKE AGREEMENT

between

NioCorp Developments Ltd.

7000 S. Yosemite, Suite 115, Centennial, Colorado, 80112
(hereinafter referred to as “Seller”)

and

CMC Cometals,

a division of the corporation Commercial Metals Company
2050 Center Ave, Suite 2050, Fort Lee, New Jersey 07024
(hereinafter referred to as “Buyer”)

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THIS AGREEMENT is entered into on June 13, 2016.

BETWEEN:

(1)	NioCorp Developments ltd., a company organized under the laws of British Columbia, Canada, whose address is 7000 S. Yosemite, Suite 115, Centennial, Colorado, 80112

and

(2)	CMC Cometals, a division of the corporation Commercial Metals Company, a company organized under the laws of Delaware whose offices are located at address is 2050 Center Ave, Suite 2050, Fort Lee, New Jersey 07024

WHEREAS:

(A)	The Seller owns and operates 100% of the Elk Creek Project located in Nebraska, USA (the “Project”).

(B)	Subject to the successful completion of Project financing, the Seller will commence construction of a mine and processing facility at the Project site. It is anticipated that the Project will produce approximately 7,500 MT per annum (the “Planned Production”) of Ferro Niobium (“Product”)

(C)	The Seller will sell the Committed Product Amount (as defined below) to the Buyer and the Buyer will purchase all such Product according to the terms and conditions as set out in this Agreement.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1	Definitions and Interpretation

1.1	In this Agreement, the following words and expressions shall have the following meanings:

Affiliate	means, with respect to any party, any person who directly or indirectly is controlled by, or is under direct or indirect common control with, such party. A person shall be deemed to “control” another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person through the ownership of voting securities, by contract, or otherwise, and the word “controlled” shall have a similar meaning.

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Agreement	means this Offtake Agreement including any exhibits, annexes, and schedules attached to it.

Buyer’s Logistics Costs	has the meaning set out in clause 10.2.

Clause/Section	means a clause of this Agreement.

Commercial Production
Date	means the first day of the month during which the output of Product from the Project for the three prior calendar months is equal to or exceeds 95% of the Planned Production of such Product on an annualized basis. Anything herein contained to the contrary notwithstanding. Buyer and Seller may accelerate or delay the Commercial Production Date by written mutual agreement.

Committed Product	has the meaning set out in clause 3.2.
Amount

Delivery Plan	has the meaning set out in clause 6.1.

Delivered Product	means Product that has been delivered to the Buyer in accordance with clause 7.3.

Duration Period	has the meaning set out in clause 15.

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Force Majeure	has the meaning set out in clause 16.1.

Incoterms	has the meaning set out in clause 7.3

Independent Surveyor	means an appropriately qualified independent surveyor company to carry out the quality, weight and size analysis of the Product under clause 9.3 and 9.4, to be jointly selected by the Parties from the list of surveyors set out in the attached Exhibit 1.

Market Price	is the price per Tonne for Product as the Buyer and Seller may agree for a particular Order prior to the initiation of such Order, acting in good faith, reasonably and having due regard to market related variables including but not limited to signs of shortages, excess inventories or changes in supply or demand for the product applicable in the worldwide market for the Product. The Market Price including the premium or discount to the Provisional Price (if any) shall be mutually agreed between the Parties in writing during the Quotation Period and prior to any Shipment being dispatched and adjusted for any differences applicable by reference to the applicable Incoterms.

Market Price 1	determined in accordance with clause 10.2 (a) of this Agreement.

Market Price 2	determined in accordance with clause 10.2 (b) of this Agreement.

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Order	means a written notification by the Buyer to the Seller in respect of a particular order of Product to be made pursuant to this Agreement, which shall include the details required by clause 6.2.

Party	means CMC or NioCorp a party to this Agreement.

Pricing Publication	has the meaning set out in clause 10.1.

Product	means Ferro Niobium with the specifications described in clause 8

Production	means the respective total production of Product by or on behalf of the Seller

Project	has the meaning set out in the recitals to this Agreement.

Quarter	means the quarters of the calendar year.

Quotation Period	has the meaning set out in clause 10.1(a).

Seller’s Certificate	has the meaning set out in clause 9.1.

Specification	means the specification of the Product set out in clause 8 or any other specification of the Product agreed in writing between the Seller and the Buyer from time to time.

Strategic Investor	means a third party or third parties who fulfill the conditions set out in clause 3.

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Territory	North America, South Africa, Indonesia, Malaysia, Thailand, Vietnam, Singapore, Commonwealth of Independent States Mainland China [**]:

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and any other country as the Parties may agree from time to time in writing, where the parties intend the Buyer to have the exclusive right to sell the Product. Anything herein contained to the contrary notwithstanding, any country, territory or area not specifically set forth above, is excluded from the Territory. [**]

Tonne/Ton/MT	means metric tonne, viz. 1 000 kilograms or 2204.62 lbs.

USD	means US dollars.

1.2	Unless the context otherwise requires, references in this Agreement to any agreement or document shall be construed as references to such agreement or document in force for the time being and as amended from time to time.

1.3	Unless the context otherwise requires, the expressions the “Seller” and the “Buyer” shall be deemed to include their respective successors and assignees whether immediate or derivative.

1.4	Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa.

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2	No appointment of distributor or agent by the Seller

The Seller hereby grants the Buyer the exclusive right to purchase the Committed Product Amount for sale within the Territory. The Seller shall not and will procure that each of its Affiliates do not appoint any other person, firm, or company as a distributor of or agent for the Seller for the sale or marketing of the Committed Product Amount in the Territory, or supply to any other person, firm or company in the Territory any of the Committed Product Amount, whether for use or resale.

Notwithstanding the foregoing, this Agreement does not constitute a general agency. Except as may be specifically authorized from time to time by Seller, Buyer shall not be or be considered an agent or legal representative of Seller for any purpose. Except as may be specifically authorized from time to time by Seller in writing Buyer is not granted and shall not exercise any right or authority to assume or create any obligation or responsibility, including contractual obligations and obligations based on warranties or guarantees, on behalf of or in the name of Seller.

3	Strategic Investor in the Project

3.1	If at any time a third party wishes to invest into the Project (and not, for certainty, the Seller), the Seller may proceed with such investment, provided that such Strategic Investor will be obligated to not distribute the Product in the Territory and Seller shall enforce any breach of such obligation at the reasonable direction of the Buyer.

3.2	The Parties acknowledge and agree that:

(a)	as of the date of this Agreement, the amount of Product that the Seller is required to sell to the Buyer in each year, and that the Buyer is required to buy from the Seller in each year (the “Committed Product Amount”), is 25% of the Production up to 1875 MT of the Product produced in each year, subject reductions in committed quantities in clause 10.1 (b); and

(b)	the Seller shall have the right to sell the balance tonnage of Product not committed to the Buyer to whomever the Seller may choose, provided that such other customer of the Seller shall not be permitted to sell into the Territory. The Buyer shall not actively offer or place the Product on the market outside the Territory.

4	Purchase, Quantity and Type of the Product

Subject to conditions described elsewhere in this Agreement, the Buyer must purchase from the Seller and the Seller must sell and deliver to the Buyer the Committed Product Amount pursuant to the terms of this Agreement. This obligation shall commence at the start of the Duration Period.

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5	This Section Intentionally Left Blank

6	Placement of Orders

6.1	For the Duration Period, the Seller shall provide to the Buyer a provisional rolling five year production profile. Furthermore the Parties shall use good faith efforts to agree on a delivery plan for each calendar year on or before November 15 of the preceding year. The delivery plan for the calendar year shall be updated by the Parties on a quarterly basis, not later than four weeks prior to the beginning of each Quarter (with the most updated version of such plan being the “Delivery Plan”).

6.2	The Buyer shall give the Seller each applicable Order of the Product in writing by no later than 15 days prior to the scheduled date of Shipment of the Product as set forth in the Delivery Plan. The Seller shall deliver written confirmation of each order to the Buyer within three days following the Seller’s receipt of such Order. The Seller may refuse any Order where the quantities contained in the Order exceed the quantity of Product either the amount specified in Section 7.6 hereof or, cumulative with quantities previously Ordered, the Committed Product Amount. The Seller will not be liable to deliver such quantities of extra Product to the Buyer. Each Order must contain the proposed date of delivery, the proposed place of delivery from the Seller to the Buyer, provisions concerning quantity, the type of Product, packing, terms of delivery, price as per clause 10 (unless not yet agreed), terms of payment and any other information reasonably requested by the Buyer or Seller and in accordance with this Agreement. Anything herein contained to the contrary notwithstanding. Orders placed as set forth above shall only become binding on the Parties upon mutual agreement of the price as per clause 10 hereof.

7	Delivery of the Product

7.1	If Seller fails to deliver the amount of Product specified in the Order, the Buyer shall not be entitled to reject delivery of the decreased amount of Product or to terminate the specific Order during a grace period of 30 days. However, all other rights and remedies of Buyer for non-delivery or late delivery shall be unaffected. Acceptance of delivery of the decreased amount of Product does not entail any waiver of the rights and remedies of the Buyer.

7.2	Details regarding the delivery of the Product (e.g. packaging, marking, labelling, partial deliveries etc.) shall be agreed between the Parties and reflected or expressly incorporated by reference in the relevant Order.

7.3	The terms of delivery shall be agreed between the Parties in each individual case and stated in the relevant Order. The Parties will generally choose FCA/FOB Seller’s plant, as defined according to the INCOTERMS published by the International Chamber of Commerce, edition 2010. The Seller shall ensure that the loading of the Product can be achieved within the agreed time as stipulated in the Order.

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7.4	The risk of and the responsibility for Product shall pass to the Buyer upon delivery as agreed upon between the Parties in accordance with clause 7.3 above.

7.5	Title in the Delivered Product shall pass to the Buyer as and when the Buyer has fully paid for the Delivered Product in accordance with this Agreement.

7.6	Buyer shall be allowed to order a maximum quantity of Product each month equal to the Committed Product Amount, described in 3.2, divided by twelve (12) (~8.33%), and in no event exceeding 1875MT per year.

8	Specification of the Product

8.1	The Product shall meet the chemical composition specifications, which are defined in Exhibit 2 “PRODUCT SPECIFICATION DATA SHEET”.

8.2	The sizing of the Product will be of approx. 5-50 mm (or any other size as Buyer and Seller will mutually agree upon in writing, to be reflected in the Order).

8.3	Subject to paragraph 8.1 The Product should be free of defect or contamination.

9	Determination of weight and quality

9.1	Seller will provide a certificate of quantity and quality to the Buyer on delivery issued by a reputable, independent third party, which will be accepted by the Buyer as prima facie evidence of Product quantities and specifications (“Seller’s Certificate”).

9.2	The Buyer reserves the right to carry out a quantity and quality verification of the Delivered Product at any point after taking delivery, including but not limited to at its warehouse, at the port of discharge or at the place of destination (e.g., at the storage of the Buyer’s customers). If such quantity and quality verification determines a variation from the figures of the Seller’s Certificates, subject to Section 13.2 hereof, both parties shall endeavor to find an amicable solution that satisfies both parties and any customer of the Buyer. Once a reliable process for quantity and quality control and the handling of variations has been developed, the parties will agree on a general procedure for the analysis and possible deviation tolerances.

9.3	The Seller shall consult with the Buyer from time to time during the Duration Period of this Agreement in order to ensure that the Specification of the Product to be sold by the Buyer is acceptable to the Buyer’s customers.

10	Price of the Product

10.1	The price calculation (10.2) is based on the provisional price (as the “Provisional Price”) for Ferro Niobium which is as follows:

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(a)	the low unknown quotation for the Product for the week prior to the date that delivery of the Product is made or any other week mutually agreed upon (with such week being the “Quotation Period”) as published in the Metal Pages “Ferro-niobium 65% Nb (EU)” Index (in either case, the “Pricing Publication”); or

(b)	if applicable pursuant to Section 10.2(a) below, such other price as the Buyer and the Seller may agree for a particular Order prior to the initiation of such Order, acting reasonably and having due regard for the then- prevailing market conditions; or

(c)	If the Parties are unable to agree on such other price (pursuant to Section 10.1(b) above) for a particular Order within 10 working days from the date of the Order, then Buyer shall not have an obligation to either take delivery of or pay for Product under such Order and the amount of Product reflected in such Order shall reduce the Buyer’s obligations under clause 3.2(a) for that year.

10.2	The price to be paid by the Buyer to the Seller for the Product shall be calculated as follows:

The Provisional Price, which is based on the Metal Pages “Ferro-niobium 65% Nb (EU)” Index (as specified in Section 10.1(a) above):

(a)	less such discount deducted or plus such premium added, by the Buyer to Buyer’s customers, as agreed by Buyer and Seller

Equals Market Price 1.

If Buyer and Seller do not agree on a discount/premium, the procedure described in clause 10.1 (b) shall apply

(b)          Market Price 1 less all of the Buyer’s actual costs relating to the handling of the Product, such costs include, but are not limited to the following, if actually incurred and paid by Buyer:

(i)	freight, excluding any address/usage commissions paid to the Buyer;

(ii)	insurance costs for the Product during transportation [**];

(iii)	handling at the ocean port (if any);

(iv)	customs clearance costs (if any);

(v)	customs import duties (if any) charged by the country of destination of the Product;

(vi)	freight from warehouse to customer (if any)

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Equals Market Price 2.

c)	and less a discount of [**] calculated on the Market Price 2

Market Price 2 less the discount in 10.2 (c) equals the Settlement Price.

10.3	All costs referenced in clause 10.2(b) shall be Buyer’s actual costs and without any profit or mark-up (collectively, the “Buyer’s Logistics Costs”). As soon as practicable following the receipt of an Order, Buyer shall deliver an invoice to Seller setting out in detail, and accompanied by supporting receipts and other documentation, the Buyer’s Logistics Costs relating to such Order.

10.4	Buyer shall have the full discretion to determine the prices at which the Buyer sells the Product to Buyer’s own customers.

10.5	The Seller, as soon as practicable in each case, will issue to the Buyer an invoice for all Delivered Product (the “Invoice”) setting out the Provisional Price calculated in accordance with clause 10.1.

10.6	In case the Pricing Publications under clause 10.1(a) no longer exist, the Parties shall meet and discuss in good faith the necessary amendments to this agreement within one quarter from the time one Party has given notice to the other Party that such circumstances have occurred.

11	Payment

11.1	The Buyer shall pay to Seller [**] of the Provisional Price in full for each Order within 10 days of shipment date and presentation by the Seller to the Buyer of the following documents (whether in original, electronic or facsimile form):

(a)	the Invoice;

(b)	Full Set Bill of Lading (B/L) (if applicable), or waybill/Forwarder’s Certificate of Receipt (if applicable);

(c)	Certificate of origin (if applicable); and

(d)	Seller’s Certificate of quality and quantity.

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11.2	The difference between the [**] of the Provisional Price (per 11.1) and the Settlement Price shall be paid by Seller to Buyer / by the Buyer to Seller promptly at the end of the month following the month of delivery and after all costs as per clause 10.3 are fixed. Buyer shall have the right to offset any amounts due from Seller under this clause 11.2 against any amounts payable by Buyer to Seller in respect of any Delivered Product.

11.3	Payments for the Delivered Product shall be made by way of wire transfer to the Seller’s bank account as specified by the Seller. The Buyer acknowledges and agrees it shall make payment in full of the amounts due under this Agreement and in accordance with the payment terms as set forth in this Agreement without any deduction for any discount or credits, or setoffs (other than as permitted by Clause 11.2) of any kind or amount whatsoever except for amounts otherwise expressly authorized in writing by Seller.

11.4	In the event that the Buyer does not fulfill its payment obligations or any part of it in accordance with clauses 11.1 - 11.3 for a period of fifteen (15) days, which amount is not the subject of a dispute between the Parties, Seller may in its absolute discretion suspend all further deliveries to the Buyer of Product under this Agreement while the amount payable remains outstanding and Seller will have no liability to Buyer in relation to such suspension.

11.5	On the first business day of each month, the Buyer and the Seller shall discuss in good faith any amounts owed by either Party having regard to the volumes of Product delivered and amounts paid in the previous month with a view to settling and agreeing such amounts.

11.6	If there is a conflict between the terms and conditions of this Agreement and the terms or conditions contained in any Order or other notice, shipment, specifications, purchase order, sales order, acknowledgement or other document which may be used in connection with the transactions contemplated by this Agreement, the terms and conditions of this Agreement shall supersede and govern; provide that the Parties may express in writing their common intention to deviate from the terms and conditions of this Agreement for a certain Order, in which case such terms of the Order shall prevail.

12	Forecasting, Marketing and Access to Records

12.1	The Buyer and the Seller will meet annually (between September and November each year) to consult with each other and agree in principle on:

•       Forecast production and

•       Marketing (including expected market conditions)

for the forthcoming calendar year.

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12.2	The Buyer shall at all times use its reasonable endeavors to create and develop and maximize the market for and promote sales of the Product in the Territory to potential customers thereof and work diligently to obtain orders therefore and handle fairly and promptly any customer’s queries or problems and complaints in relation to the Product in a manner designed to ensure good relations between the Buyer, the Seller and the Buyer’s customers.

The Buyer will keep and will provide to the Seller upon Seller’s reasonable request, full open book access to the Buyer’s records, but only in so far as costs under clause 10.2. (b) are concerned.

13	Warranties, Indemnity and Liability of the Seller

13.1	Seller represents and warrants to the Buyer that:

(a)	it is duly incorporated in its place of incorporation and validly existing and, where appropriate, in good standing under the laws of that place;

(b)	it has full power, authority and legal right to execute and deliver and perform its obligations under this Agreement;

(c)	it has the power to own its property and assets and to carry on its business as it is being conducted at the time of execution of this Agreement;

(d)	this Agreement has been duly authorized and executed by it;

(e)	the execution, delivery and performance by it of this Agreement does not and will not violate or be in conflict with any provision of any law or its constitution or its other constituent documents.

13.2	The Seller warrants to the Buyer that, unless otherwise agreed, the Product will conform in all respects with the Specifications at the time of shipment. Seller’s obligation under this warranty shall be limited to the replacement or exchange of any Product found to be materially non-conforming at the time of shipment. Seller shall not be liable for minor or non-material variations from specifications. The warranties in clause 13.1 and this clause exclude all other warranties, express or implied, oral or written. THIS WARRANTY IS EXCLUSIVE AND EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE, INCLUDING WITHOUT LIMITATION, LOST PROFITS.

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13.3	Neither Party shall be entitled to terminate the Agreement, unless in accordance with clause 15.1 or 15.2.

13.4	As provided in Section 13.2 above, The Seller shall indemnify the Buyer against any and all losses, liabilities, damages and expenses based on the Products which do not meet the Specifications at the time of shipment by Seller. The Seller shall not be liable for any acts or omissions to the extent attributable to the Buyer or Buyer’s customer. Buyer shall be obliged to use commercially reasonable efforts in order to minimize any losses, liabilities, damages and expenses arising in connection with such claim, and failure to do so shall reduce Seller’s liability under this clause accordingly.

13.5	Notwithstanding anything to the contrary in this Agreement, Seller’s maximum liability under clause 13.2 shall not be limited to the value of the specific Order for the Product that did not conform to the Specifications.

14	Warranties and Liabilities of the Buyer

14.1	The Buyer represents and warrants to the Seller that:

(a)	it is duly incorporated in its place of incorporation and validly existing and, where appropriate, in good standing under the laws of that place;

(b)	it has full power, authority and legal right to execute and deliver and perform its obligations under this Agreement;

(c)	it has the power to own its property and assets and to carry on its business as it is being conducted at the time of execution of this Agreement;

(d)	this Agreement has been duly authorized and executed by it;

(e)	the execution, delivery and performance by it of this Agreement does not and will not violate or be in conflict with any provision of any law or its constitution or its other constituent documents.

14.2	The Buyer shall indemnify Seller against any and all losses, liabilities, damages and expenses and hold harmless the Seller against all and any breaches of the Buyer’s obligations under this Agreement, including, but not limited to, any breach of its payment obligations and its obligations to purchase the Committed Product Percentage in accordance with clause 4. IN NO EVENT SHALL BUYER BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE, INCLUDING WITHOUT LIMITATION, LOST PROFITS.

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15	Duration Period

15.1	This Agreement enters into force as of the date first written above. The “Duration Period” for the purposes of this Agreement starts on the Commercial Production Date and shall continue in place for a term of ten (10) years thereafter. The parties may by mutual, written agreement extend the Duration Period.

Anything herein contained to the contrary notwithstanding:
(a)	If Seller has not commenced Construction (herein defined to mean starting the drilling of de-watering wells for the mine) of the Project by January 1, 2019, Buyer shall have a period of ninety (90) days thereafter during which it may unilaterally terminate this Agreement by delivering written notice thereof to Seller; and
(b)	If the Commercial Production Date has not occurred on or before July 1, 2023, both Buyer and Seller shall have a period of ninety (90) days thereafter during which either Party may unilaterally terminate this Agreement by delivering written notice thereof to the other Party; and
(c)	If the Commercial Production Date has not occurred on or before July 1, 2026, this Agreement shall automatically terminate.
(d)	In no event shall the occurrence of an event of Force Majeure (further described in clause 16 below) suspend or extend the deadlines associated with Construction or the Commercial Production Date in Sections 15.1(a) through (c) above such that either party would be prevented from exercising its right to terminate at the indicated date due to the occurrence of an event of Force Majeure.

In the event of termination of this Agreement all contracts concluded by the Buyer with its customers which are notified by the Buyer to the Seller in accordance with the terms of this Agreement, before the termination date shall be performed by both Parties in accordance with this Agreement notwithstanding whether the contractual deliveries are to be made after the termination date.

15.2	Each Party may terminate this Agreement with immediate effect if:

(a)	the other Party commits a material breach of its obligations under this Agreement and has failed to remedy such breach within 60 days after the non-breaching Party requested in writing the other Party to remedy such breach; or

(b)	the other Party, enters into liquidation, becomes insolvent, is declared bankrupt, enters into any kind of receivership or makes any arrangement or composition or assignment for the benefit of any creditor.

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16	Force Majeure

16.1	Neither Buyer nor Seller shall be liable for any delay in or failure to manufacture, ship or deliver due to Acts of God, acts of the public enemy, insurrections, riots, fires, explosions, floods, strikes, labor disputes, war, acts of terrorism, civil commotion, breakdowns of or damage to plants, mines, equipment or facilities, economic or other shutdown of plant or mine facilities, delays in transportation, shortages of labor or material, court or commission orders, or legal impediments or prohibitions, orders or acts of civil or military authority, geological faults or other geologic conditions, mining conditions or other causes of a similar nature beyond Seller’s reasonable control (each such event an event of “Force Majeure”). The existence of such causes of delay or failure shall justify the suspension of performance of either Party, including the manufacture and delivery of Product, and shall extend the time of performance on the part of the affected Party to the extent necessary to enable it to make performance in the exercise of reasonable diligence after the causes of delay have been removed. Anything herein contained to the contrary notwithstanding. Seller may in its sole discretion, but shall not be required to make up all or a portion of any deficiencies in deliveries hereunder caused by such event of Force Majeure.

16.2	If the event of Force Majeure continues to affect a specific Order for more than 30 (thirty) days, both parties shall negotiate the postponement or the termination of that Order. If within a further 30 (thirty) days after the negotiations have started both parties cannot reach an agreement, each Party has the right to terminate that Order. In the case of such a termination, each Party shall bear its own costs and further claims for compensation in connection with the termination of that Order shall be excluded.

16.3	If the event of Force Majeure continues for more than 90 (ninety) days, both parties shall negotiate in good faith the further postponement of this Agreement.

17	Notices

All notices or other communications to a Party under or in connection with this Agreement shall be made in writing in English and deemed to be duly and validly received (a) if delivered by hand, on the day when delivered by hand (securing a receipt evidencing such delivery) (b) if sent by registered mail or internationally recognized overnight courier, at time of receipt or recorded delivery or (c) if sent by facsimile, upon confirmation of transmission by the other Party, addressed, in each case, as follows (or to such other address as either Party may prescribe by notice given pursuant to this clause 17):

To the Seller:	To the Buyer

NioCorp Developments Ltd.	CMC Cometals
7000 S. Yosemite, Suite 115	2050 Center Ave, Suite 2050
Centennial, Colorado, 80112	Fort Lee, New Jersey 07024

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT.  CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**].  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18	Miscellaneous

18.1	Neither Party hereto may assign, transfer, charge or pledge all or any of its rights or obligations under this Agreement without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. However, as exceptions, (i) all or any of the rights or obligations under this Agreement can be charged and/or assigned by way of security to a bank or financial institution for financing, hedging or equivalent purposes, or (ii) either Party may make assignment to a corporate parent, subsidiary, or subsidiary of a common parent without prior written consent of the other Party. The Buyer shall upon request of the Seller execute a direct agreement related to the above between the Buyer, the Seller and the Seller’s bank/financial institution on terms reasonably acceptable by the Buyer, the Seller and the Seller’s bank/financial institutions.

18.2	Each Party shall bear its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement and the performance of the transactions contemplated by it.

18.3	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement, and supersedes all previous proposals, agreements and other written and oral communications in relation thereto.

18.4	This Agreement may not be modified otherwise than by an instrument in writing signed by both parties. The same applies to modifications of this clause.

18.5	A waver by either Party on any occasion of any part of this Agreement does not constitute a waiver by that Party of any other part on any other occasion.

18.6	If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The invalid or unenforceable provision shall be replaced by such a valid provision which comes closest to the original intent of the parties.

18.7	This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing in this Agreement shall be deemed to grant any third party beneficiary or similar rights to any person or entity not a signatory to this Agreement.

18.8	Except as required by law or for the purpose of the performance of this Agreement, no Party shall make any announcement or otherwise make publicly available any statement or release concerning this Agreement or the transactions contemplated by it without prior written approval of the other Party unless the information had already entered into the public domain without any fault of either Party. Each Parties approval cannot be unreasonably withheld. This clause survives the termination of this Agreement.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT.  CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**].  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18.9	Except as required by (1) any law or the rules of any stock exchange, (2) any applicable accounting standards, (3) as ordered by a court or by a competent public authority or statutory authority, or (4) for the purpose of the performance of this Agreement, no Party shall disclose to any person or entity, other than its agent, advisors, representatives or corporate affiliates or otherwise publicize any commercially confidential information disclosed under or in connection with this Agreement without the prior written consent of the other Party. Such consent will not be required from the other Party where the information disclosed to a Party’s corporate affiliates, financiers and/or its legal advisers in connection with this Agreement, provided that those parties are under obligations with respect to the Buyer and/or the Seller to maintain confidentiality in relation this Agreement. These obligations survive the termination of this Agreement for a period five years following the disclosure of information.

If a Party is required to make an announcement or disclosure in respect of this Agreement (including but not limited to an announcement or disclosure of confidential information), it must to the extent possible:

(a)	consult with the other Party with a view to agreeing to the form, content, timing and manner of making the announcement or disclosure; and
(b)	ensure that the announcement or disclosure includes only information that is required and does not include any information other than that required,

The reviewing Party must act reasonably and respond in a timely manner to any request by the other Party to review such announcement or disclosure.

Notwithstanding the foregoing, the restrictions on disclosure of confidential information contained in this clause do not apply to information that any Party can prove:

(i) was in the public domain at the time it was communicated to the receiving Party; (ii) entered the public domain subsequent to the time it was communicated to the receiving Party through no fault of its own; (iii) was in the possession not in violation of any obligation of confidentiality of the receiving Party by the time it was communicated; or (iv) was disclosed to the receiving Party not in any violation of any obligation of confidentiality

19	Jurisdiction and Governing Law

19.1	Any dispute arising out of this Agreement shall be determined by the American Arbitration Association in accordance with its rules and procedures. A single arbitrator shall serve for the purposes of any such dispute resolution hereunder.

19.2	The arbitration shall be held in English language.

19.3	This contract shall be governed by and construed under and in accordance with the laws of the United States of America and the state of New York without giving effect to any choice of law or conflict of law provision or rule.

19.4	This Agreement may consist of a number of counterparts (including facsimile counterparts) and, if so, the counterparts taken together constitute one document.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT.  CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**].  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SIGNATURE PAGE FOLLOWS

EXECUTED as an agreement:

Date: June 13, 2016

NioCorp:	Company:
NioCorp Developments, Ltd.	CMC Cometals, a division of Commercial
Metals Company

By:	/s/ John F. Ashburn	By:	/s/ Joel Khan

Title:	Vice President & General Counsel	Title:	Sr. Vice President

Date:	6-14-16	Date:	6/13/16

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT.  CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**].  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 1

List of Independent Surveyors

Andrew S. McCreath & Son, Inc.

1649 Bobali Drive
Harrisburg PA 17104
Phone: (717) 364-1440
Fax: (717) 364-1640

http://mccreathlabs.com/

SGS

1 Place des Alpes
P.O. Box 2152
1211 Geneva 1
Switzerland
t +41 22 739 91 11
f +41 22 739 98 86
http://www.sgs.com/

Inspectorate

1180 Sylvan Street
LINDEN NJ 07036
Telephone: +1 732 225 6040
Fax Number: +1 732 225 4577
http://inspectorate.com/

RC Inspections

Gustoweg 66, 3029 AS Rotterdam
+31 (0)10 425 0240
http://www.rc-inspection.com/

Such others as may be mutually agreed from time to time.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT.  CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**].  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 2

PRODUCT SPECIFICATIONS

To be mutually agreed by the Parties and added prior to Commercial Production Date.